EXHIBIT 99.3

RAILAMERICA, INC.

OFFER FOR ALL OUTSTANDING
9.25% SENIOR SECURED NOTES DUE 2017
AND THE RELATED SUBSIDIARY GUARANTEES
IN EXCHANGE FOR
9.25% SENIOR SECURED NOTES DUE 2017
AND THE RELATED SUBSIDIARY GUARANTEES
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS
DATED OCTOBER 19, 2009

October 19, 2009

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

RailAmerica, Inc. (“RailAmerica”) is offering, upon and subject to the terms and conditions set forth in the prospectus dated October 19, 2009 (the “Prospectus”), and the enclosed letter of transmittal (the “Letter of Transmittal”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $740,000,000 of its 9.25% Senior Secured Notes due 2017 and the related subsidiary guarantees, which have been registered under the Securities Act of 1933, as amended, (individually a “New Note” and collectively, the “New Notes”), for a like principal amount at maturity of RailAmerica’s issued and outstanding 9.25% Senior Secured Notes due 2017 and the related subsidiary guarantees (individually an “Old Note” and collectively, the “Old Notes”). The Exchange Offer is being made in order to satisfy certain obligations of RailAmerica contained in the Registration Rights Agreement, dated as of June 23, 2009, by and among RailAmerica, the subsidiary guarantors, and the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated October 19, 2009;

2. The Letter of Transmittal for your use and for the information of your clients; and

3. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ • ], 2009 unless extended by RailAmerica (the “Expiration Date”). Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the

Exchange Agent’s account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

RailAmerica will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. RailAmerica will pay or cause to be paid all transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as otherwise provided in the Prospectus and the instructions to the Letter of Transmittal.

Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth in the Prospectus under the caption “The Exchange Offer — The Exchange Agent.”

Very truly yours,

RAILAMERICA, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF RAILAMERICA OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.

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